UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to Rule 240.14a-12.

APPLIED ENERGETICS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

APPLIED ENERGETICS, INC.
9070 S Rita Road, Suite 1500
Tucson, Arizona 85747

August 5, 2025

Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Applied Energetics, Inc. (“Applied Energetics”) on September 15, 2026, at 10:00 a.m., Arizona time/1 p.m. Eastern time (the “Annual Meeting”). The Annual Meeting will be held virtually via webcast which you can attend by following the instructions in the meeting materials mailed to you and in the attached Proxy Statement. During our Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement, and, as time permits, we will discuss our business operations. We also plan to set aside time for questions after the Annual Meeting.

We hope that you will exercise your right to vote, either by attending the Annual Meeting and voting via webcast, or by voting through other acceptable means, as promptly as possible. Stockholders of record at the close of business on July 21, 2025, are entitled to notice of, and to vote at, the Annual Meeting. We will be using the “notice and access” method of providing proxy materials to you via the internet. On or about August 5, 2025, we are mailing to our stockholders a notice of availability of proxy materials containing instructions on how to access our Proxy Statement and our 2024 Annual Report on Form 10-K and vote electronically via the internet. The notice also contains instructions on how to receive a printed copy of your proxy materials. You may vote over the internet or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card (or voting instruction form, if you hold your shares through a broker). Please review the instructions for each of your voting options described in the Proxy Statement, as well as in the notice you will receive in the mail.

We are delighted to have you as a stockholder of Applied Energetics and thank you for your ongoing support.

Sincerely,

/s/ Christopher Donaghey
President and Chief Executive Officer

APPLIED ENERGETICS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 15, 2025

TO THE STOCKHOLDERS OF APPLIED ENERGETICS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Applied Energetics, Inc. (“Applied Energetics” or the “Company”) will be held on Monday, September 15, 2025, at 10:00 a.m. Arizona time/1 p.m. Eastern time (the “Annual Meeting”), virtually via webcast for the following purposes:

To elect the following members of the Company’s Board of Directors, each to serve for the terms set forth opposite his or her name and until his or her successor is duly elected and qualified:

Name	Term
John E. Schultz	One Year
Michael Alber	One Year
Gregory Quarles	One Year
Scott Andrews	Two Years
Christopher Donaghey	Two Years
Bradford Adamczyk	Three Years
Mary O’Hara	Three Years

To approve, on an advisory basis, the compensation of the Company’s named executive officers;

To approve, on an advisory basis, the frequency with which the Company holds advisory votes regarding the compensation of the Company’s named executive officers;

To approve and adopt the Company’s 2025 Equity Incentive Plan;

To ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement for Annual Meeting of Stockholders. We are beginning mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about August 5, 2025, to stockholders of record at the close of business on July 21, 2025. The Notice contains instructions on how to access our Proxy Statement, our 2024 Annual Report on Form 10-K and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials. Only stockholders of the Company of record at the close of business on July 21, 2025, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders of the Company are cordially invited to attend the Annual Meeting virtually, via the webcast at www.cstproxy.com/appliedenergetics/2025. However, to ensure your representation at the Annual Meeting, you are urged to vote in advance over the Internet, or by marking, signing, dating, and returning your proxy card. You may revoke your voted proxy at any time prior to the Annual Meeting or vote at the Annual Meeting by following the instructions when you log on to attend the Annual Meeting virtually.

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at: www.cstproxy.com/appliedenergetics/2025 or our website, www.appliedenergetics.com.

Dated: August 5, 2025	By Order of the Board of Directors,

/s/ Mary P. O’Hara
General Counsel, CLO and Secretary

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. IN ADDITION TO VOTING BY FOLLOWING THE INSTRUCTIONS WHEN YOU LOG IN TO ATTEND THE MEETING, STOCKHOLDERS OF RECORD MAY VOTE OVER THE INTERNET AS INSTRUCTED IN THE PROXY MATERIALS. YOU MAY ALSO VOTE BY MARKING, SIGNING, DATING AND MAILING THE PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER OR OTHER INTERMEDIARY, AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A LEGAL PROXY FORM FROM THAT RECORD HOLDER.

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APPLIED ENERGETICS, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY

General Voting and Meeting Information

The Notice and Access cards detailing the availability of this Proxy Statement and proxy card are being mailed to stockholders on or about August 5, 2025, and all proxy documents will be made available via: www.cstproxy.com/appliedenergetics/2025. It is important that you carefully review the proxy materials and follow the instructions below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the Annual Meeting by logging into the webcast, please vote as soon as possible by using one of the following advance voting methods.

Voting via the internet helps save money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET* 24 hours a day/7 days a week

Instructions:

1.   Read this Proxy Statement.

2.   Go to the applicable website listed on your proxy card or voting instruction form.

3.   Have this Proxy Statement, proxy card, or voting instruction form in hand and follow the instructions.

VOTE BY MAIL	Instructions: 1. Read this Proxy Statement. 2. Fill out, sign and date each proxy card or voting instruction form you receive and return it in the prepaid envelope.

*	If you are a beneficial owner holding shares through a bank, broker, or other nominee, you may vote via the internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a stockholder of record, the Company will include instructions on how to vote via internet directly on your proxy voting card.

Voting at the Annual Meeting

Stockholders of record as of July 21, 2025 (the “Record Date”) may vote at the Annual Meeting by following the instructions to vote online upon logging in. Beneficial owners holding through a bank, broker or other nominee may vote by virtually attending the Annual Meeting if they have a “legal proxy” from their brokerage firm, bank, or custodian giving them the right to vote the shares. Beneficial owners should contact their bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2025 Annual Meeting:

PROPOSAL 1 — Election of Directors

Recommendation: FOR

The Board believes that the nominees’ knowledge, skills, and abilities make them the most effective board members to continue to steer the Company through this period of its development.

PROPOSAL 2 — Advisory Vote to Approve Executive Compensation

Recommendation: FOR

This “Say-on-Pay” Proposal, is to approve, on a non-binding advisory basis, the compensation paid to the named executive officers, as described below in the section entitled “Executive Compensation.” The Company has designed its compensation programs to reward and motivate management to continue to grow the Company. The Board of Directors takes stockholder views seriously and will take into account the advisory vote in future executive compensation decisions.

PROPOSAL 3 — Advisory Vote to Approve Frequency of Vote on Executive Compensation

Recommendation: FOR approval every three years

This “Say-on-Frequency” Proposal is to approve, on a non-binding advisory basis, the frequency with which the stockholders should vote on the compensation paid to the named executive officers, as described under Proposal 2 and elsewhere in this Proxy Statement. The Board of Directors believes that a frequency of three years strikes a balance between regularly soliciting stockholder input on compensation and allowing the board some latitude to adjust to market conditions and a longer-term focus in its recruiting.

PROPOSAL 4 — Approval and adoption of the Company’s 2025 Equity Incentive Plan

Recommendation: FOR

The board is submitting the proposal to approve the Company’s 2025 Equity Incentive Plan to the stockholders in part for advisory purposes and in part because Section 422 of the Internal Revenue Code requires stockholder approval of the plan prior to issuance of any Incentive Stock Options, which may be issued under the plan.

PROPOSAL 5 — Approval of RBSM LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

Recommendation: FOR

The Board of Directors has appointed RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Board believes that the retention of RBSM LLP is in the best interests of the Company and its stockholders and is seeking ratification and approval of its selection. Such approval is not required under the Company’s Certificate of Incorporation, By-laws or other constituent documents.

QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:

Our Board of Directors has made these materials available to you on the internet or, upon your request, delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Company’s Annual Meeting of Stockholders, which will take place at 10:00 am Arizona time/1 p.m. Eastern time on Monday, September 15, 2025, virtually via webcast at www.cstproxy.com/appliedenergetics/2025. As a stockholder, you are invited to attend the Annual Meeting, and you are requested to vote on the items of business described in this Proxy Statement.

Q:	What is a proxy statement and what is a proxy card?

A:	A proxy statement provides you with information you need to make an informed decision regarding whether to designate a proxy to vote your shares at the Annual Meeting. The proxy card is a document you sign indicating who may vote your shares of common stock, and the person you designate to vote your shares is called a proxy. By signing and returning the proxy card provided by the board, you are designating the proxies named therein as your proxy to cast your votes at the Annual Meeting. The proxies intend to cast your votes as you indicate on the proxy card.

The Company’s management and other related persons may solicit proxies. The Company will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable, out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

Q:	Who is entitled to vote at the 2025 Annual Meeting of Stockholders?

A:	Only stockholders of record of Applied Energetics, Inc. at the close of business on Record Date may vote at the 2025 Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

Q:	What is the difference between a stockholder of record and a beneficial owner?

A:	A “stockholder of record” is one that holds shares, registered directly in his, her or its name with the Company’s transfer agent, Continental Stock Transfer and Trust. As a stockholder of record, you should receive a notice regarding the availability of the Proxy Statement, Annual Report, and proxy card directly from us.

The term “beneficial owner” is used in a broader sense to include those whose shares are held in a brokerage account or by a bank or other nominee. As a beneficial owner, you will receive a notice regarding the availability of the Proxy Statement, Annual Report, and voting instruction form forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct the holder of record to vote your shares by following the instructions provided in your proxy materials. If you do not give instructions to the holder of record of your shares, it will nevertheless be entitled to vote your shares with respect to “routine” items but will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

Q:	Will there be any other items of business on the agenda?

A:	We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Q:	How will my shares be voted?

A:	If you indicate your intention with respect to any or all proposals listed on the proxy card, your shares will be voted in accordance with your wishes as so indicated. If you sign and return the proxy card, but do not specify how your shares are to be voted, the proxies intend to vote your shares FOR the director nominees in Proposal No. 1 and FOR Proposal Nos. 2-5 (including voting FOR three years on Proposal No. 3).

Q:	What constitutes a quorum?

A:	A quorum is the minimum number of stockholders necessary to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company’s common stock on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 218,928,689 shares of common stock outstanding. Votes “for” and “against,” “abstentions,” and broker “non-votes” will all be counted as present to determine whether a quorum has been established.

Q:	What is the vote required for each proposal to pass?

A:	Required votes for each proposal are as follows:

Proposal No. 1 — Election of Directors: The affirmative vote “FOR” of a simple majority of the votes cast at the Annual Meeting is required for the election of each director, A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated or the other items to be voted on; although, it will be counted for purposes of determining whether there is a quorum. Voting Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” election of the nominee for director.

Proposal No. 2 — Say-on-Pay: While we intend to consider carefully the voting results of this proposal, in accord with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the final vote is advisory in nature, therefore, not binding on the Company’s Board of Directors. Our executive compensation will be approved, on an advisory basis, if the votes cast by stockholders in favor of advisory approval exceed those votes cast in opposition of advisory approval.

Proposal No. 3 — Say on Frequency: Among the options of conducting an advisory vote every one year, two years or three years, the option to receive the greatest number of votes will be considered to be the time period approved by stockholders, on an advisory basis.

Proposal No. 4 — 2025 Equity Incentive Plan: The affirmative vote “FOR” of a simple majority of the votes cast at the Annual Meeting is required for the approval of the Plan. A properly executed proxy marked “WITHHOLD” with respect to approval of the Plan will not be voted with respect to approval of the Plan; although, it will be counted for purposes of determining whether there is a quorum. Voting Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” approval of the Plan. Failure by the stockholders to adopt the Plan will only be effective with respect to any Incentive Stock Options sought to be issued thereunder.

Proposal No. 5 — Ratification of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, in person or by proxy, is required to ratify our selection of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will have the practical effect of a vote not to ratify our selection. Because we believe that Proposal No. 5 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this proposal. If you are a beneficial owner holding shares through a broker, bank, or other nominee and you do not instruct your broker or bank, your broker or bank may cast a vote on your behalf for this proposal.

PROPOSAL 1

The following individuals, all of whom are currently directors, are nominated to continue to serve on the Board of Directors, for the term set forth opposite his or her name:

Name	Term	Class
John E. Schultz	One Year	Class III
Michael Alber	One Year	Class III
Gregory Quarles	One Year	Class III
Scott Andrews	Two Years	Class II
Christopher Donaghey	Two Years	Class II
Bradford Adamczyk	Three Years	Class I
Mary O’Hara	Three Years	Class I

Issued and outstanding shares of our common stock are entitled to one vote per share for each director for the term indicated and until a successor has been elected and qualified or the director’s earlier resignation or removal. Cumulative voting is not permitted. Pursuant to our Certificate of Incorporation, as amended, our Board of Directors is divided into three classes with each class of directors serving for a three-year term or until successors of directors serving in that class have been elected and qualified. The Board of Directors is proposing for election the directors listed above in the respective classes indicated, each to serve for the number of years indicated following the date of re-election. The board is nominating Messrs. Donaghey and Andrews, the Company’s two newest directors who are to be voted on by the stockholders for the first time, to serve in Class II. With the addition of these two new directors, the board has correspondingly changed the designation of the classes for existing directors based on considerations such as areas of expertise.

Unless stated to be voted otherwise, each proxy will be voted for the election of the nominees named and for the terms set forth above. The nominees have consented to serve as directors if elected. If a nominee becomes unavailable for election before the Annual Meeting of Stockholders, the Board of Directors may name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

Information about Director Nominees

Messrs. Adamczyk and Schultz joined the Board of Directors in March and November of 2018, respectively. Dr. Quarles joined in May 2019, Ms. O’Hara, in August 2021, and Mr. Alber, in April 2024. Messrs. Donaghey and Andrews joined the board in June of 2025 to fill vacancies created by the expansion of the board to seven members. Following is a brief description of the business experiences, ages as of August 5, 2025, and positions and offices with the Company for each of the director nominees. Additional information regarding management and compensation appears elsewhere in this Proxy Statement.

John E. Schultz Jr., Director, age 71

Mr. Schultz was elected as a Company director on November 11, 2018. Mr. Schultz has had a long affiliation with Wall Street, having founded CSG Spectra, Inc., a risk analytics firm, in 1984. He also founded Oak Tree Asset Management Ltd. in 2000, where he actively trades securities in managed LLC’s. Mr. Schultz’s strong networks have emphasized outside-the-box investment opportunities and early-stage new frontier private equity investment deals. Mr. Schultz has an intimate knowledge of Applied Energetics, including its history and financials and has in the past served as a consultant to the company. Additionally, Mr. Schultz helped drive the initial recapitalization efforts of Applied Energetics in 2018. He was part of the team that led the 2018 proxy of Applied Energetics, establishing a new company board and management team and recapitalizing the Company to pursue the development of its technology and IP portfolio. Mr. Schultz is a graduate of California State University at Long Beach.

Michael Alber, Director, age 68

Mr. Alber has an extensive career spanning over 35 years in corporate finance, capital markets, treasury, risk allocation and mergers and acquisition experience. From April 2021, he was the Chief Financial Officer and Founder of First Light Acquisition Group (NYSE: FLAG), a special purpose acquisition company. He previously served on the SSA (Special Security Agreement) of AceInfo Tech (subsidiary of Dovel Technologies) and advisory board of Sincerus Global Solutions. From June 2016, he was the Chief Financial Officer and Executive Vice President of KeyW (NASDAQ: KEYW), until its sale to Jacobs (NYSE: J) in June 2019. During this period, he led several capital market transactions along with two strategically important M&A transactions, one that resulted in a record setting sale multiple and change in control. Mr. Alber served as a Principal with Growth Strategy Leaders, a business and financial consulting firm (specializing in M&A and due diligence support), from April 2015 to May 2016, and as Chief Financial Officer and SVP at Engility Corporation (NYSE: EGL) a $2.5 billion technology services and solutions provider to both U.S. Government and International customers from May 2012 to March 2015. During this period, he supported the company’s spin-out from L3 Technologies as a stand-alone publicly traded company. Prior to Engility, Mr. Alber held the position of Chief Financial Officer and Treasurer at Alion Science and Technology from 2007 to 2012. He has also held senior executive positions at SAIC (NYSE: SAIC) for 18 years, where he served as a Senior Vice President and Group CFO, and prior to that was Director of Finance at Network Solutions, Inc. He has served on the board of directors of Sincerus Global Solutions, a private company, since October 2022. Mr. Alber received his Bachelor of Science degree from George Mason University in Business Administration with a concentration in finance and subsequently completed an Advanced Management Program (AMP) at Georgetown University’s McDonough School of Business.

Gregory J. Quarles, CEO Emeritus and Director, age 64

Dr. Quarles was elected as the Company’s Chief Executive Officer and as a Company director effective May 4, 2019. In January 2021, the Board of Directors also elected him as President of the Company. Prior to May 2019, he had served on the Company’s Scientific Advisory Board since March 18, 2017. Before joining Applied Energetics, Dr. Quarles spent six years with Optica (formerly, The Optical Society of America) in Washington D.C., both as a member of the Board and the Executive Committee and more recently as the Chief Scientific Officer. His responsibilities at Optica encompassed a broad range of scientific, technical and engineering infrastructure, and included content development for the Optica meetings portfolio, along with many other related projects, highlighted by his reports to Congress. Moreover, Dr. Quarles had been personally involved through Optica in the establishment of many crucial partnerships involving major R&D laboratories and global agencies worldwide. This involvement included being a long-standing member of the U.S. Department of Commerce, Bureau of Industry and Security, and Sensors and Instrumentation Technical Advisory Committee. In addition to his executive leadership, Dr. Quarles is a well-respected member of the laser development community globally with over 35 years of experience since the award of his Ph.D. from Oklahoma State University. He has served on the board of directors of Nanocerox, Inc., a private company, since 2011, and on the Physics Department Advisory Board of Oklahoma State University, and the LLE Advisory Board of the University of Rochester, since 2017 and 2021, respectively. Since 2024, he has served on the National Academy of Sciences Army Board. He is a Fellow in both the SPIE and Optica, a Senior Member of the IEEE and received the Memorial D.S. Rozhdestvensky Medal from the Russian Optical Society (2015). In 2016, he joined the Oklahoma State University CAS Hall of Fame, and in 1996 received the R&D 100 Award for the Ce:LiSAF Laser System.

Scott Andrews, Director, age 67.

Mr. Andrews is a proven leader and accomplished executive with a history of success across a wide range of industries, including manufacturing, transportation, financial services, entrepreneurship, and higher education. Since 2022, he has served as Chair-Board of Trustees of The Virginia Retirement System (VRS), an independent state agency and the 14th largest public or private pension fund in the U.S. Since 2019, he has served as Chairman and CEO of Northern Contours, Inc., a leading manufacturer of alternative cabinet and furniture components using advanced engineering, He has also served on its Board of Directors since 2006. He has been a Co-Founder and Partner in Harvest Equity Investments, LLC. He was President & Chief Executive Officer of Grantham University in 2017 and 2018. Mr. Andrews has served on the Board of Directors of Journey Health since 2024 and has previously been on the boards of World Air Holdings, Inc.(NASDAQ: WLDA), serving as Chairman of the Audit Committee and the Special Committee on Strategic Alternatives, and of Grantham Education Corporation, where he was also Chairman of the Audit Committee and a member of the Special Committee on Strategic Alternatives, in addition to serving as its President and CEO. Mr. Andrews received his BA in Economics, cum laude, from the University of Virginia and is a Fellows Program Graduate of the Halftime Institute.

Christopher Donaghey, President, Chief Executive Officer and Director, age 53.

Mr. Donaghey has served as the Company’s President and Chief Executive Officer since November 25, 2024. Prior to that date, he served as the company’s Chief Operating and Financial Officer from July 2022. He continues to function as the company principal financial officer. Mr. Donaghey is an experienced financial executive with extensive experience in the defense industry. Mr. Donaghey most recently served as senior vice president and head of corporate development for Science Applications International Corporation (SAIC), a defense and government agency technology integrator, where he was responsible for executing the company’s mergers and acquisitions (M&A) and strategic ventures strategy. He joined SAIC in 2017, as senior vice president of finance for SAIC’s operations. Mr. Donaghey is also a Co-Founder and Chairman of the Board of the Silicon Valley Defense Group, a non-profit organization whose mission is to create the nexus of pioneering ideas, people, and capital that will unlock new sources of innovation for national security and power the digital evolution of the defense industrial base. Prior to joining SAIC, Donaghey was Vice President of Corporate Strategy and Development for KeyW Corporation, a national security solutions provider for the intelligence, cyber and counterterrorism communities, where he guided the overall corporate strategy, M&A, and capital markets activities. Mr. Donaghey was also a senior research analyst for SunTrust Robinson Humphrey Capital Markets during which time, he was ranked the number one defense analyst and number two analyst overall for stock selection by Forbes/Starmine in 2005 and was named in the Wall Street Journal Best on the Street survey in 2005, 2008, and 2009. Mr. Donaghey served in the U.S. Navy Reserve where he provided scientific and technical analysis of missile guidance and control systems and advanced electronics for the Short-Range Ballistic Missile group at the Defense Intelligence Agency’s Missile and Space Intelligence Center. Donaghey earned his bachelor’s degree in mechanical engineering from Texas Tech University and served as an officer in the U.S. Navy. Mr. Donaghey served on Applied Energetics’ Board of Advisors from April 30, 2019 until becoming Chief Operating and Financial Officer.

Bradford T. Adamczyk, Executive Chairman and Director, age 55

Mr. Adamczyk was elected as the Company’s Chairman in May 2019 and its Executive Chairman in November 2021. He was elected as a Company director on March 8, 2018, following a successful proxy contest, and served as the Company’s Principal Executive Officer from August 6, 2018 through May 2019 until the Company hired a long-term CEO. Mr. Adamczyk has over 25 years of experience in investments and financial analysis. He founded MoriahStone Investment Management in 2013. MoriahStone Investment Management specializes in both public equities and small-cap private companies. From 2014 until 2024, he served on the board of advisors of BroVo Spirits, LLC (which, in 2018, became the board of directors), acting as its Chairman from 2018 – 2024. He still serves on its board of directors. Prior to founding MoriahStone, he was a senior securities analyst at Columbus Circle Investors in Stamford, CT, where he focused on traditional and emerging technology investments. Mr. Adamczyk started his financial career at Morgan Stanley after business school. Mr. Adamczyk helped drive the initial recapitalization efforts of Applied Energetics in 2018. He was part of the team that led the 2018 proxy of Applied Energetics, establishing a new company board and management team and recapitalizing the Company to pursue the development of its technology and IP portfolio. He received his MBA from the University of Michigan and his undergraduate degree from Western Michigan University, graduating Magna Cum Laude.

Mary P. O’Hara, General Counsel, Chief Legal Officer, Secretary and Director, age 58

Ms. O’Hara was appointed to the Board of Directors on August 20, 2021. Ms. O’Hara was appointed General Counsel and Chief Legal Officer in January 2022 and Secretary in September 2022. She has been in private law practice for over thirty years and has broad experience in all facets of securities, corporate and commercial law. Prior to her joining the Company full time, she was affiliated with the law firm of Masur, Griffitts, Avidor, LLP (now known as Griffitts LLP) and had represented the Company for several years. Previously, she was a partner at Hodgson Russ LLP and an associate at Fulbright & Jaworski LLP (now known as Norton Rose Fulbright) and Mayer Brown & Platt, LLP (now known as Mayer Brown LLP). Ms. O’Hara has a J.D. from New York University School of Law and a B.A. in Economics, magna cum laude, from the University of New Mexico.

Board of Directors Independence and Committees

The Company is currently listed on the OTCQB Market, the listing standards of which do not require the appointment of committees or that any number of directors meet any standards of independence, except in the case of an “alternative reporting company,” which Applied Energetics is not. However, the Board of Directors is discussing recruiting additional directors and implementing a committee structure in the future, noting that the Company has had one in the past. If the board appoints additional directors and/or constitutes board committees, such developments will be described in the Company’s reports on file with the Securities and Exchange Commission.

Board Meetings and Attendance

The Company’s Board of Directors generally holds at least one formal telephonic meeting per month and frequently schedules an additional informal conference call for informational purposes only. During the fiscal year ended December 31, 2024, the board held 13 formal meetings, 12 of which were regularly scheduled and one of which was a special meeting. Each nominee for director, who was also then a director, attended all formal board meetings during 2024 except that Dr. Quarles did not attend the meeting held on November 24, 2024. All nominees are expected to attend the 2025 Annual Meeting via webcast. Each of the directors then in office also attended the 2024 Annual Meeting.

The named directors are nominated for re-election to the Board of Directors for the terms set forth.

Vote Required

In compliance with our corporate By-laws, the election of each director nominee requires the affirmative vote “FOR” of a plurality of the shares present in person or by proxy at the Annual Meeting.

The Board of Directors recommends that Stockholders vote “FOR” election of the nominees for director named above.

PROPOSAL 2

Advisory Approval of the Company’s
Executive Officer Compensation
(Say-on-Pay)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related securities regulations require that we provide our stockholders with the opportunity to express their views on a non-binding, advisory basis, with respect to the compensation of our named executive officers as disclosed in this Proxy Statement every three years at a minimum. We are holding this vote, often referred to as “Say-on-Pay,” in accordance with this requirement.

The compensation of our named executive officers for the past two fiscal years is set forth in the Executive Compensation section of this Proxy Statement. Our board bases our executive compensation philosophy on rewarding performance and motivating collective achievement of strategic objectives that contribute to our company’s success. Our board of directors believes the compensation programs for our named executive officers effectively meet the primary objectives of attracting and retaining highly qualified executives, motivating our executives to achieve our business objectives, rewarding our executives appropriately for their individual and collective contributions and aligning our executives’ interests with the long-term interests of our stockholders. Our board further believes our programs are reasonable when compared to compensation at similar companies.

The vote on this resolution is not intended to address any specific element of executive compensation. Instead, the vote relates to the executive compensation of our named executive officers, as set forth in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission. This vote provides stockholders with the opportunity to approve or disapprove the compensation of our named executive officers but is advisory and not binding on our company and our board of directors.

Accordingly, the board of directors believes the Company’s executive compensation achieves these objectives, and therefore, unanimously recommends that stockholders vote “FOR” the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussion, is hereby approved.

This vote will not be binding on the board of directors and may not be construed as overruling a decision by the board or create or imply any additional fiduciary duty on the board. It will also not affect any compensation paid or awarded to any executive. The approval or disapproval of this proposal by stockholders will not require the board of directors to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of the Company’s executive officers and on whether, and if so, how to address shareholder disapproval remains with the board. Although the Say-on-Pay resolution is non-binding, the board of directors will review and consider the voting results when making future executive compensation decisions.

Vote Required

Our executive compensation will be approved, on an advisory basis, if the votes cast by stockholders in favor of advisory approval exceed those votes cast in opposition of the advisory approval.

The Board of Directors recommends a vote “FOR” Advisory Approval of the Company’s Executive Compensation (Say-on-Pay).

PROPOSAL 3

Advisory Vote on the
Frequency of a Shareholder Vote on Executive Compensation
(Say-on-Frequency)

This proposal gives our stockholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our Proxy Statement an advisory vote to approve or not approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two or three years. After careful consideration of this proposal, our board determined that an advisory vote on executive compensation that occurs every three years is the most appropriate option for the Company. Accordingly, the board recommends that stockholders vote for future advisory votes on executive compensation to occur every three years. In reaching its recommendation, our board has determined that an advisory vote every three years would give the board some flexibility in recruiting talented individuals to serve as company management, help maintain a long-term focus for executive compensation and be less costly for the company, given the Company’s size and development stage.

Vote Required

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “EVERY THREE YEARS”, “EVERY TWO YEARS”, “EVERY YEAR,” or you may “ABSTAIN.” Similar to the effect of your vote for Proposal III, while we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature, therefore, not binding on us or our board. Our board values the opinions of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation. The choice receiving the greatest number of votes will determine the period of time considered to be approved, on an advisory basis, by our stockholders.

The Board of Directors recommends a vote for voting “EVERY THREE YEARS” on the advisory of frequency of the advisory approval of executive compensation.

PROPOSAL 4

To approve the adoption of the Applied Energetics, Inc. 2025 Equity Incentive Plan

In this Proposal, we are requesting stockholders to approve and adopt the Company’s 2025 Equity Incentive Plan (the “2025 Plan”) and the material terms thereunder. The Board of Directors has approved the 2025 Plan and is submitting it for approval by the stockholders at the Annual Meeting. The 2025 Plan will become effective upon stockholder approval. Moreover, provisions of the 2025 Plan pertaining to Incentive Stock Options (“ISOs”) issued pursuant to Section 422 of the Internal Revenue Code, require stockholder approval within one year from the adoption of the 2025 Plan.

The 2025 Plan is described in more detail below. A copy of the 2025 Plan, is attached to this Proxy Statement as Appendix A, and the discussion below is qualified in its entirety by reference to the full 2025 Plan.

The 2025 Plan

The purposes of the Plan are to (a) enable Applied Energetics, Inc., a Delaware corporation (the “Company”), and any affiliate, to attract and retain quality employees, consultants and directors and incentivize them to contribute to the Company’s near-term and long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the Company’s overall business and financial success.

Summary of the 2025 Plan

This section summarizes certain principal features of the 2025 Plan. The summary is qualified in its entirety by reference to the complete text of the 2025 Plan, which is attached to this Proxy Statement as Appendix A.

Eligibility and Administration

The Company’s employees, consultants, officers and directors are eligible to receive awards under the 2025 Plan. The 2025 Plan will be administered by the Board of Directors, which may delegate its duties and responsibilities to one or more committees of directors (referred to generally in the 2025 Plan as the “Committee”), subject to the limitations imposed under the 2025 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The Committee (or the Board of Directors in the absence of a Committee) will have the authority to take all actions and make all determinations under the 2025 Plan, to interpret the 2025 Plan and any award agreement and to adopt, amend and repeal rules for the administration of the 2025 Plan as it deems advisable. The Committee (or the Board of Directors in the absence of a Committee) will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2025 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2025 Plan. The 2025 Plan sets the foundation for the Company’s equity program, including default terms of the various grants. The Board of Directors or, if applicable, the Committee may vary some of these terms where permitted by the 2025 Plan in the individual grant agreements.

Lapsed or Terminated Shares Available for Awards

If an award under the 2025 Plan expires, or is cancelled or forfeited without having been fully exercised, any unissued shares subject to the award will again be available for new grants under the 2025 Plan. Further, shares delivered to satisfy the purchase price or tax withholding obligation of any award or grant under the Plan will again be available for new grants under the 2025 Plan.

Awards

The 2025 Plan provides for the grant of stock options, including (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards. Certain awards under the 2025 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the 2025 Plan will be set forth in the award agreement, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post termination exercise limitations. A brief description of each award type follows.

Stock Options. The 2025 Plan provides for both Incentive Stock Options (ISOs) and Non-Qualified Stock Options (NQSOs). Stock options provide for the purchase of shares of common stock of in the future at an exercise price set on the grant date. ISOs, in contrast to NQSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The plan administrator (until a committee is appointed, the entire board) will determine the number of shares covered by each option, the exercise price of each option and any other terms. The exercise price of a stock option will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

Stock Appreciation Rights. Stock appreciation rights afford the holder the benefits of stock performance over a period of time. If price of the Company’s common stock increases, the holder is entitled to receive cash or shares of the equivalent value in shares, depending on the terms of the grant agreement. The Company does not anticipate utilizing stock appreciation rights in the near future until a more substantial market for the common stock develops.

Restricted Awards. Restricted stock is an award of non-transferable shares of common stock of the Company that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, which generally include the right to receive dividends and other distributions in relation to the award. The terms and conditions applicable to restricted stock will be determined by the plan administrator, subject to the conditions and limitations contained in the Plan. In contract, Restricted Stock Units are rights to receive shares of stock at a future date, subject to certain vesting requirements. Restricted Stock Unit do not afford the holder rights of a stockholder as do Restricted Stock Awards.

Performance and Other Awards. Other stock are awards of fully vested shares of common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of common stock or other property. Other stock may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Change of Control; Termination of Service

As a default, the 2025 Plan calls for a “double trigger” acceleration of vesting of Options and SARs in the event of a “Change in Control.” This generally means that following the Change in Control, vesting on an individual employee’s options, or other awards subject to vesting, will accelerate if the employee is terminated without cause or for good reason (as defined in the 2025 Plan) during the 18-month period following such Change in Control. With respect to performance and other awards, vesting will cease upon such Change in Control and the Committee (or the full board as applicable) will determine the extent to which relevant performance metrics have been met based upon such available financial information, as it deems relevant, and cause appropriate payment to be made to the employee based on the Committee’s (or board’s) determination of the degree of attainment of cush metrics or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee. The Committee or full board, as applicable, may vary. these change of control provisions in the individual grant agreements,

In the event of termination of an employee’s service, the employee will have three months to exercise his or her vested options, unless the employee voluntarily terminates such service, in which case, the employee will have thirty days to exercise. In the event of an employee’s disability or death, the employee or the employee’s estate will have six months in which to exercise any vested options.

Plan Amendment and Termination

The Board of Directors may amend or terminate the Plan at any time. The 2025Plan will remain in effect until the tenth anniversary of the date the stockholders approve the 2025Plan, unless earlier terminated by the board. No awards may be granted under the 2025Plan after its termination.

Securities Laws

The 2025 Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 2025 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Securities Authorized for Issuance Under Equity Compensation Plans

No securities have been issued under the 2025 Plan, and the Board of Directors does not anticipate issuing any securities under the Plan until such time as it is approved by the stockholders.

The following table details information regarding the Applied Energetics, Inc. 2018 Incentive Stock Plan (the “2018 Plan”) which was our only existing equity compensation plan as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan	—	$—	—
Equity compensation plan	13,500,000	$0.07	36,500,000
Total	13,500,000	$0.07	36,500,000

The 2018 Plan Share Limit and Share Reserve

The Board of Directors has reserved up to 50,000,000 shares of the Company’s common stock for issuance under the Plan. In determining whether to approve the Plan, including the proposed share reserve under the Plan, the board considered, among other factors, the Company’s then-current cash position and the need to retain and adequately compensate qualified individuals to achieve the Company’s short- and long-term goals.

PROPOSAL 5

Ratification of the Appointment of RBSM LLP
as the Company’s Independent Registered Public Accounting Firm
for the Fiscal Year Ending December 31, 2025

The Board of Directors has selected RBSM LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The board is submitting the appointment of our independent registered public accounting firm to the stockholders for ratification at the Annual Meeting.

A representative of RBSM LLP is expected to be available either in person or by teleconference at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm is not required by the Company’s Certificate of Incorporation, By-laws or otherwise; however, the Board of Directors is submitting the selection of RBSM LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the board will review its future selection of an independent registered public accounting firm considering that vote result. Your ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, does not preclude us from terminating our engagement of RBSM LLP and retaining a new independent registered public accounting firm if we determine that such an action would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services:

On November 15, 2023, the Company engaged RBSM LLP as its independent registered public accounting firm for the audit of our financial statements for the year ended December 31, 2023. On November 15, 2024, the Company engaged RBSM LLP as its independent registered public accounting firm for the audit of our financial statements for the year ended December 31, 2024. The following is a summary of the fees billed to the Company by RBSM LLP for professional services rendered for the years ended December 31, 2024 and 2023, respectively.

	2024	2023
Audit and audit related fees	$68,500	$64,000
Tax fees	7,000	6,000
	$75,500	$70,000

Fees for audit services include fees associated with the annual audit of the Company and its subsidiaries and the review of our quarterly reports on Form 10-Q. Other fees include review and consent with respect to registration statements which require such review. Tax fees include tax compliance, tax advice, research and development credits and tax planning related to federal and state tax matters.

Vote Required

Ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and voting FOR the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of RBSM LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

DIRECTORS AND EXECUTIVE OFFICERS

The following is information with respect to our executive officers and directors:

Name	Age	Principal Position	Director Term Expiring in
Bradford T. Adamczyk	56	Director and Executive Chairman	Two Years
Christopher W. Donaghey	53	Director, President and Chief Executive Officer (and Principal Accounting and Financial Officer)	*
Michael J. Alber	68	Director	One Year
Gregory J. Quarles	64	CEO Emeritus and Director	One Year
Mary P. O’Hara	58	Director, General Counsel, Chief Legal Officer and Secretary	Two Years
John E. Schultz Jr.	71	Director	Less Than One Year
Stephen W. McCahon	65	Chief Science Officer and Consultant	N/A
Scott Andrews	67	Director	*

*	Recently elected by the directors to fill a vacancy created by the resignation of a former director.

Information Regarding Dr. Stephen W. McCahon

(Information regarding director nominees appears under Proposal 1 elsewhere in this Proxy Statement.)

Stephen W. McCahon

Dr. Stephen McCahon has served as the Company’s Chief Science Officer since May 1, 2023. Dr. McCahon has been a scientific researcher, technology developer, and entrepreneur for over 30 years. He has co-authored more than 50 scientific publications and has more than 30 patents issued, patents pending, or invention disclosures in preparation for patent submission. He was an original founder of Applied Energetics, Inc. and then returned to the Company to serve as our Chief Scientist, pursuant to a Consulting Agreement, dated as of May 24, 2019, providing input into the strategic direction of the Company and assistance in building relationships in the defense markets. Dr. McCahon was a Member of the Research Staff in the Optical Physics Department at the Hughes Research Laboratory in Malibu, California from 1986 to 1996 performing basic research in the area of optical physics and non-linear optical materials. In 1996, Dr. McCahon moved to Raytheon (Hughes) Missile Systems Co, in Tucson, AZ during which time he was significantly responsible for the successful creation and development of the Directed Energy Weapons Product Line and served as its Chief Scientist. He left Raytheon in 2002 to co-found Applied Energetics Inc. in Tucson, AZ to develop Directed Energy Weapons for the Defense Department including very high energy and average power ultrashort pulse (USP) laser sources and Laser Guided Energy (LGE®) technologies. In April 2010, he left Applied Energetics to form Applied Optical Sciences where he developed technologies related to the application of optical physics to a broad range of areas, including photonics and USP laser development. From February 2016 through May 2019, he served as a consultant to the Company. In 2019, Applied Energetics purchased substantially all of the assets of Applied Optical Sciences, integrating it into Applied Energetics, and retained him as Chief Scientist through the above-mentioned Consulting Agreement. He served as Chief Scientist under this Consulting Agreement until the board appointed him Chief Science Officer on May 1, 2023. Dr. McCahon is a graduate of the University of Southern California (BSEE, MSEE) and holds a Ph.D., Photonics, Inter-disciplinary Physics and Electrical Engineering, from the University of Iowa.

Directors Qualifications, Experience and Skills

Our directors bring to our board a wealth of executive leadership experience and technical knowledge derived from their service, respectively, as senior executives, founders of industry and legal or financial professionals. Our board members have demonstrated strong business acumen and an ability to exercise sound judgment, and each of them has a reputation for integrity, honesty and adherence to ethical standards. When considering whether each director/nominee has the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the other board members focused primarily on the information discussed in each of the directors’ individual biographies set forth above and the specific individual qualifications, experience and skills as described below:

●	Mr. Adamczyk’s qualifications as a director include his expertise in corporate finance, capital markets, strategy and building high performing teams to execute the Company’s business strategy. Mr. Adamczyk was part of the team that led the 2018 proxy of Applied Energetics, establishing a new company board and management team and recapitalizing the Company to pursue the development of its technology and IP portfolio. He, along with the others in this group, continues his work to establish a foundation of good corporate governance and transparency, and focus the Company’s efforts in driving growth and stockholder value.

●	Mr. Donaghey’s qualifications as a director include his many years of experience in finance and operations, particularly in the defense sector, and a bachelors degree in mechanical engineering. He has spent many years working in finance as well as mergers and acquisitions for defense contractors and is also a veteran of the United States Navy.

●	Dr. Quarles’s qualifications as a director include his experience as director and senior executive in the laser industry with primary focus on the defense and aerospace sector.

●	Mr. Schultz’s qualifications as a director include his expertise in the equity investment industry. He has been a friend of Applied Energetics since its public inception in 2004 and has an intimate knowledge of the Company’s background, including its history and financials. Mr. Schultz and his entity Oak Tree Asset Management were part of the team that led the 2018 proxy, establishing a new company board and management team and recapitalizing the Company to pursue the development of its technology and IP portfolio. He, along with the others in this group, continues his work to establish a foundation of good corporate governance and transparency.

●	Ms. O’Hara’s qualifications as a director include her many years of experience in securities, corporate and commercial law and the business and financial knowledge she has acquired over those years as well. She has also acquired specific knowledge and experience in the various other areas of law and business that affect the Company on a daily basis.

●	Mr. Alber’s qualifications as a director include 30+ years of experience serving in executive leadership positions within both public and private companies, possessing a strong balance of strategic thinking, business acumen and operational skills. He has served as a finance executive, with particular experience with publicly listed government contractors where he has navigated challenging situations and handled many of the issues that typically face growing companies in this space. He also has experience with stock exchange listings and knows the relevant processes, criteria, and requirements as well as extensive experience with capital restructuring transactions, including initial public offering (IPO), multiple debt/equity offerings, new credit facilities, and equity buy-back programs. He has led multiple strategic acquisitions, divestitures and reorganizations to drive growth, diversification, and shareholder value.

●	Mr. Andrews’s qualifications as a director include many years of leadership in a wide range of industries, including manufacturing, transportation, financial services, entrepreneurship, and higher education including both executive and board positions with public and private companies. He has also served on the audit committees of two companies, which gives him particular insights as we work toward implementing a committee structure. He also brings to the board a great deal of experience as a private investor.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain officers and directors of Applied Energetics, and any persons who own more than ten percent of the common stock outstanding to file forms reporting their initial beneficial ownership of shares and subsequent changes in that ownership with the SEC. Officers and directors of Applied Energetics, and greater than ten percent beneficial owners are also required to furnish us with copies of all such Section 16(a) forms they file. Based on a review of these filings, to reports on Form 4 were filed after their respective deadlines for Mr. Donaghey, and one report on Form 4 was filed after its deadline for Dr. Quarles. The Company does not believe any other officers or directors failed to timely file any required forms under Section 16(a) during the year ended December 31, 2024.

Code of Ethics

Applied Energetics has adopted a Code of Business Conduct and Ethics that applies to all of Applied Energetics’ employees and directors, including its President and Chief Executive Officer (and principal accounting officer). Applied Energetics’ Code of Business Conduct and Ethics covers all areas of professional conduct including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to Applied Energetics’ business.

Our Code of Ethics and Business Conduct is available upon request made to us in writing at the following address, and will be provided without charge:

Applied Energetics, Inc.
Attention: Chief Legal Officer
9070 S. Rita Road, Suite 1500
Tucson, AZ 85747

Committees of the Board of Directors and Director Independence

The members of the Board of Directors continue to evaluate the need and utility of establishing one or more committees of the Board of Directors and to review relevant legal or regulatory requirements with respect thereto. At present all functions that would be fulfilled by committees are being fulfilled by the entire board, and the board believes that currently no committees are necessary or legally required. Although, as a “smaller reporting company” on the OTCQB Market, the Company is not currently required to have Independent Directors, the Board of Directors believes that Messrs, Adamczyk, Schultz, Alber and Andrews qualify as Independent Directors, as defined in the OTCQB Standards.

Executive Employment Agreements

See “Executive Compensation — Employment Agreement for Named Executive Officers” elsewhere in this Proxy Statement.

Communication Directed to the Board

Any stockholder interested in addressing a communication to the Board of Directors may do so directly by mail to the following address:

Applied Energetics, Inc.
Attention: Board of Directors
9070 S. Rita Road, Suite 1500
Tucson, AZ 85747

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses the compensation for the persons who served as our President and Chief Executive Officer, Chief Operating and Financial Officer, General Counsel, Chief Legal Officer and Secretary, and Chief Science Officer for the years ended December 31, 2024 and 2023. Mr. Donaghey served as our Chief Operating and Financial Officer from July 2022 until becoming President and CEO (and Principal Financial Officer) in November 2024. Dr. Quarles served as our Chief Executive Officer from May 6, 2019 and President since January 2022 through November 2024 when he became CEO Emeritus. Ms. O’Hara was appointed General Counsel and Chief Legal Officer in January 2022 and Secretary in September 2022. Dr. McCahon has served as Chief Science Officer since May 2023.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation(1)	Total
Christopher Donaghey,	2024	$354,167	(1)	$—	$—	$656,582	$—	$1,010,749
President and Chief Executive Officer (and Principal Financial Officer)	2023	$350,000		$—	$—	$—	$—	$350,000
Gregory J Quarles,	2024	$400,000						400,000
Chief Executive Officer Emeritus	2023	$400,000		$—	$—	$—	$—	$400,000
Mary P. O’Hara,	2024	$250,000		$—	$—	$—	$—	$250,000
General Counsel, CLO and Secretary	2023	$250,000		$—	$—	$—	$—	$250,000
Stephen McCahon,	2024	$350,000		$—	$—	$—	$—	$350,000
Chief Scientist	2023	$300,000	(2)	$—	$—	$—	$—	$300,000

(1)	Mr. Donaghey’s salary is based on an annual amount of $350,000 for the first 11 months of 2024 and of $400,000 for the last one month of 2024.

(2)	This amount reflects compensation received by Dr. McCahon pursuant to the Consulting Agreement with SWM Consulting LLC, an entity which he controls, through April 30, 2023 and pursuant to his Executive Employment Agreement from May 1 through December 31, 2023.

Director Compensation

The following table discloses our director compensation for the years ended December 31, 2024 and 2023:

Name	Year	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total
Bradford T. Adamczyk,	2024		$215,000	$—	$—	$—	$215,000
Executive Chairman	2023		$215,000	$—	$—	$—	$215,000

Michael J. Alber	2024		$—	$—	$419,028	$—	$419,028
	2023	$	N/A	N/A	N/A	N/A	N/A

John E. Schultz, Jr.	2023		$90,000	$—	$—	$—	$90,000
	2022		$90,000	$—	$—	$—	$90,000

Effective May 29, 2025, annual board compensation for Messrs. Adamczyk and Schultz was increased to $275,000 and $90,000, respectively.

Board Considerations in Determining Salaries

Our executive compensation program is designed to attract, retain, and incentivize talented executives with a dedication to achieving our scientific and strategic objectives. Our 2024 compensation program consisted primarily of base salary as we awarded certain officers time vesting equity during prior years. Mr. Donaghey received additional options and an increase in salary as consideration for his acceptance of the position of President and Chief Executive Officer. Compensation of our named executive officers is primarily determined by compensation levels in the market for their services, among large- and small-cap defense and technology companies. The Board considers recommendations from various outside consultants and other informed sources in making compensation decisions. Aligning executive compensation with stockholder interests is a key consideration for our compensation program. As we continue to grow, we anticipate developing and evolving our compensation program around specific objectives and key responsibilities with metrics and compensation targets.

Employment Agreements for Named Executive Officers

Effective November 25, 2024, we entered into an Executive Employment Agreement with Christopher Donaghey setting forth the terms of his service as President and Chief Executive Officer. The agreement is for a term of three years and is renewable thereafter for sequential one-year periods. The agreement may be terminated by the company for “Cause” or by Mr. Donaghey for “Good reason” both of which terms are defined in the agreement. The agreement may also be terminated, without Cause or Good Reason, by either party upon sixty days’ written notice to the other.

The agreement calls for (i) a cash salary of $400,000 per annum, payable monthly, and eligibility for a discretionary bonus within 60 days of the end of each year, and (ii) incentive stock options to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.78 per share under the company’s 2018 Incentive Stock Plan. These options vest in installments based upon achievement by the company of target amounts of “gross revenue” (as defined under US GAAP) during any one fiscal-year period (each, an “Annual Revenue Target”) as follows: with respect to 170,000 shares, upon achievement of an Annual Revenue Target of $10 million; with respect to an additional 330,000 shares, upon achievement of an Annual Revenue Target of $25 million; and with respect to the remaining 500,000 shares, upon achievement of an Annual Revenue Target of $50 million. The installments are cumulative. (i.e., the options may be exercised, as to any or all shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration or termination of the options, and achievement of more than one Annual Revenue Target in any one fiscal-year period will cause the options to vest as to shares covered by both such installment amounts.).

In the event of a termination of the agreement by Mr. Donaghey with Good Reason, or by us without cause, we must pay him any unpaid base compensation due as of the termination date as well as any pro rata unpaid bonus and any unpaid expenses plus additional severance of 90 days’ base salary.

The Company and Mr. Donaghey entered into an Executive Employment Agreement in August 2022 pursuant to which he served as Chief Financial and Chief Operating Officer until his appointment as President and CEO. The agreement provided for a salary of $350,000 per year, plus standard benefits as well as options to purchase up to 1,000,000 shares of its common stock under its 2018 Incentive Stock Plan, which vest over four years from the date of grant and have an exercise price of $2.36 per share, and Restricted Stock Units representing up to 400,000 shares of the company’s common stock which also vest over the same four-year period. The Restricted Stock Units were issued pursuant to a Restricted Stock Unit Agreement. Mr. Donaghey forfeited unvested options to purchase up to 950,000 shares of common stock which he had previously received for service on the company’s Board of Advisors.

As of April 18, 2019, we entered into an Executive Employment Agreement with Dr. Gregory J. Quarles setting forth the terms of his service as Chief Executive Officer. The agreement called for (i) a cash salary of $250,000 per annum, payable monthly, and eligibility for a discretionary bonus within 60 days of the end of each year, and (ii) options to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.35 per share. These options were issued pursuant to a grant agreement, dated as of April 18, 2019 and vest immediately with respect to 500,000 shares and in semi-annual installments with respect to the remaining 4,500,000 shares. The agreement also provided for Quarles to retain 2,000,000 options previously granted to him under a Consultant Stock Option Agreement in 2017, for his services on the Scientific Advisory Board, which are subject to vesting based on achievement of performance milestones. Dr. Quarles forfeited options to purchase an additional 1,500,000 shares under another prior option agreement. Dr. Quarles also received health and life insurance and other standard benefits under the agreement and reimbursement of certain out-of-pocket expenses. This agreement was amended December 15, 2020, increasing Dr. Quarles’ salary to $300,000 per year effective January 1, 2021, on November 30, 2021, increasing his salary to $350,000 per year effective January 1, 2022, and again, on November 29, 2022, increasing his salary to $400,000 per year effective November 1, 2022.

Effective November 25, 2024, the Board of Directors accepted the resignation of Dr. Quarles as President and Chief Executive Officer and entered into an Employment and Transition Agreement with Dr. Quarles pursuant to which he serves as CEO Emeritus. This agreement has an initial term of one year and may be extended by mutual agreement for an additional year. Under this agreement, he is to receive a salary at a monthly rate of $33,333 until March 1, 2025 and $29,167 thereafter, subject to certain performance criteria.

As of May 1, 2023, we entered into an Executive Employment Agreement with Dr. Stephen W. McCahon setting forth the terms of his service as Chief Science Officer. The agreement is for an initial term through December 31, 2025, and is renewable thereafter for sequential one-year periods unless terminated by either party. The agreement may be terminated by the company for “cause” or by McCahon for “Good Reason” both of which terms are defined in the agreement.

The agreement calls for a cash salary of $300,000 annualized for 2023, $325,000 for 2024 and $350,000 for 2025, plus standard benefits. Dr. McCahon’s salary is payable monthly. The agreement also requires the company to reimburse certain out-of-pocket expenses. In the event that we terminate the agreement for cause or he terminates without Good Reason, he is to receive base compensation and expense reimbursement through the date of termination but will forfeit any unvested equity compensation.

Prior to entering into his Executive Employment Agreement described above, Dr. McCahon served as our Chief Scientist, pursuant to a Consulting Agreement, dated as of May 24, 2019 (the “SWM Consulting Agreement”), by and between the company and SWM Consulting LLC, of which he is the principal. The SMW Consulting Agreement provided for a combination of cash and equity compensation. The SWM Consulting Agreement provided for cash compensation of $180,000 for the first year and $250,000 during each of the second and third years of the term. Under the SWM Consulting Agreement, the company also repurchased 5,000,000 shares if its common stock, issued to Dr. McCahon in 2016 under a prior Consulting Agreement, at a price of $0.06 per share based on the company share price at the time of the SWM Consulting Agreement. 5,000,000 of an additional 15,000,000 shares held by Dr. McCahon are subject to a lock-up and released pro rata each month during the term of the agreement which may be accelerated in the event of termination other than for cause or a change in control. Effective May 23, 2022, the company and Dr. McCahon agreed to an extension of the SWM Consulting Agreement upon the same general terms and conditions. On January 17, 2023, the company amended the SWM Consulting Agreement. The amendment was effective as of January 1, 2023, provided for an extended term of three years, commencing on that date, and increased compensation under the agreement to $300,000, $325,000 and $350,000 per year for the first, second and third years of the extended term, respectively. The Consulting Agreement terminated upon execution of Dr. McCahon’s Executive Employment Agreement described above. Thus Dr. McCahon’s current compensation under his Executive Employment Agreement is commensurate with what he was to receive under the SMW Consulting Agreement.

Effective May 24, 2019, and in connection with the entry into the SWM Consulting Agreement, the company entered into an Asset Purchase Agreement with Applied Optical Sciences, Inc. (“AOS”), an Arizona corporation of which Stephen W. McCahon is the majority stockholder. The Asset Purchase Agreement provided for purchase of specified assets from AOS, including principally intellectual property, contracts and equipment in exchange for consideration consisting of (i) cash in the amount of $2,500,000.00, payable in the form of a Promissory Note, secured by the assets, and (ii) warrants to purchase up to 2,500,000 shares of Applied Energetics’ common stock at an exercise price of $0.06 per share. The Promissory Note was initially payable in six-month installments, with the first payment being due on the first anniversary of the note but was amended in February 2021 to extend the maturity date by six months and restructure the payment to time up to the adjusted maturity date. The amendment also called for waiver of any late payment penalties for the first two payments. The company made the first three payments of $500,000 each on February 10, 2021, May 24, 2021, and November 19, 2021, respectively. Effective May 23, 2022, the parties further amended the Promissory Note to extend the maturity date by an additional six months and to further restructure the remaining payments due thereunder to be monthly at $100,000 each with the final such payment being due on April 24, 2023. Accordingly, the company paid the Promissory Note in full in April 2023.

Dr. McCahon is a significant stockholder of the company. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Effective January 1, 2022, the company and Mary P. O’Hara entered into an Executive Employment Agreement, pursuant to which she is currently serving as General Counsel and Chief Legal Officer for an initial term of three years, with automatic renewal for additional one-year periods thereafter unless either party terminates the agreement. The agreement calls for salary of $250,000 per year, plus standard benefits and eligibility for a bonus at the discretion of the board. On May 29, 2025, Ms. O’Hara’s salary was increased to an annual rate of $300,000. The company has also granted Ms. O’Hara incentive stock options to purchase up to 640,000 shares of its common stock under its 2018 Incentive Stock Plan, which vest over four years, at an exercise price of $2.40 per share. Ms. O’Hara was granted options to purchase an additional 500,000 shares, on May 20, 2025, which are subject to milestone vesting in the amounts of 17%, 33%, and 50% revenue targets of $10 million, $25million, and $50 million per annum, respectively. Ms. O’Hara also holds options to purchase 360,000 shares which she received in 2021 upon joining the Board of Directors.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to all plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2024.

	Type of Award	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Bradford T. Adamczyk	—	—	—	—	—	—
Gregory J. Quarles	—	—	—	—	—	—
Christopher Donaghey(2)	Stock Option	11/26/2024		1,000,000	$0.78	$0.67
Mary P. O’Hara	—	—	—	—	—	—
Stephen W. McCahon	—	—	—	—	—	—

(1)	Based on Black-Scholes-Merton option pricing model and assumptions therein, including implied volatility of the underlying common stock.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses unexercised options held by the named executives at December 31, 2024:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Bradford T. Adamczyk	4,900,000	—	$0.07	11/12/2028
Gregory J. Quarles(1)	4,920,500	—	$0.35	4/18/2029
Christopher Donaghey(2)	150,000		$0.35	4/29/2029
	200,000	—	$0.61	5/12/2031
	500,000	500,000	$2.36	7/13/2032
		1,000,000	$0.78	11/26/2034
Mary P. O’Hara	360,000	—	$1.27	8/20/2031
	480,000	160,000	$2.40	1/1/2032
Stephen W. McCahon	—	—	—	—

(1)	Dr. Quarles also holds Restricted Stock Units covering 1,954,545 shares of the company’s common stock which are subject to time and milestone vesting and terminate in November 2032.

(2)	Mr. Donaghey also holds Restricted Stock Units covering 200,000 shares of the company’s common stock which are subject to time vesting.

In addition to the foregoing, as of December 31, 2024, Jonathan Barcklow, a director until April 1, 2024, held options to purchase up to 5,000,000 shares of common stock, and John Schultz, also a director, held options to purchase up to 2,500,000 shares of common stock, each at an exercise price of $0.07 per share and both of which expire on November 12, 2028. Details regarding these options are set forth under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below.

Pay versus Performance

The following tables provide information regarding the relationship between compensation actually paid to the Company’s executive officers and its financial performance, over the periods indicated, and is required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K. Fair value amounts below are computed in a manner consistent with the fair value methodology under Black Scholes-Merton option valuation model used to account for share-based payments in our financial statements under generally accepted accounting principles. Assumptions included in these calculations are set forth in Note 1 in the Notes to Consolidated Financial Statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Total stockholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

The disclosure included in this section is prescribed by SEC rules and does not necessarily reflect the Company’s views on the link between company performance and our named executive officers’ (“NEO”) pay. The board did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

“Compensation Actually Paid,” which is presented in the table below, is defined by the SEC and does not refer to cash amounts actually paid, earned or received by our named executive officers. A significant portion of the “Compensation Actually Paid” amounts shown relates to changes in values of awards issued in prior years. Volatility in the stock price is a major factor in calculating these values, and the market for our common stock has experienced periods of significant volatility. Such volatility generally serves to increase the valuation of options but may not yield any benefit to the individual officers holding such options. Any unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. The ultimate values actually realized by our named executive officers from unvested equity awards, if any, cannot be determined until the awards fully vest and are exercised or settled, as the case may be.

Year(1)	Summary Compensation Table Total for PEO ($)(2)(3)	Compensation Actually Paid to PEO ($)(4)	Average Summary Compensation Table Total for Non- PEO Named Executive Officers ($)(2)(5)	Average Compensation Actually Paid to Non- PEO Named Executive Officers ($)(6)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(7)	Net Loss ($)
2024	400,000	2,179,999	316,667	(538,490)	217	9,174,958
2023	$400,000	898,409	300,000	606,000	$649	7,350,435
2022	$4,299,086	2,299,555	1,614,920	924,660	$576	5,771,642

(1)	In accordance with Item 402(v) of Regulation S-K, only three years of information is required for smaller reporting companies.

(2)	The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) set forth in the Company’s most recently filed Annual Report on Form 10-K and elsewhere in this Proxy Statement. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)	For all years in question, the data reflects compensation paid to Gregory J. Quarles, as Principal Executive Officer (“PEO”). Dr. Quarles served as the Company’s President and Chief Executive Officer through November 2024 and was succeeded by Christopher Donaghey, who, prior to such time, served as our Chief Operating and Financial Officer. Accordingly, Mr. Donaghey’s compensation data and analysis are included with those of the other non-PEO NEOs for all periods.

(4)	The following table sets forth the adjustments made during 2022, 2023 and 2024 in the Pay Versus Performance Table to arrive at compensation “actually paid” to our PEO:

Adjustments to Determine Compensation “Actually Paid” for PEO	Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Column in the SCT	Increase for Fair Value of Awards Granted during the year that Remain Unvested as of Year End	Increase/ deduction for Fair Value of Awards Granted during the year that Vested during year	Increase/ deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	Increase/ deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	Deduction of Fair Value of Awards Granted Prior to year that were Forfeited or Modified during year	Dollar Value of Dividends or other Earnings Paid on Stock Awards prior to Vesting Date not otherwise included in Total Compensation	Total Adjustments
2024	—	—	—	(2,579,999)	—	—	—	(2,579,999)
2023	$—	—	—	498,409	$—	$—	$—	$498,409
2022	$(3,850,454)	3,830,908	—	(1,799,998)	$(179,988)	$—	$—	$(1,999,531)

(5)	During all of 2022 and 2023 and through November 2024, our non-PEO NEOs consisted of Christopher Donaghey (Chief Financial and Operating Officer), Stephen W. McCahon, our Chief Science Officer, and Mary P. O’Hara, our General Counsel and Chief Legal Officer. Mr. Donaghey was appointed as our Chief Financial and Operating Officer effective August 1, 2022 and became President and CEO in November 2024.

(6)	The following table sets forth the adjustments made during 2022, 2023 and 2024 in the Pay Versus Performance Table to arrive at the average compensation “actually paid” to our non-PEO NEOs:

Adjustments to Determine Average Compensation “Actually Paid” for Non-PEO NEOs	Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Column in the SCT	Increase for Fair Value of Awards Granted during the year that Remain Unvested as of Year End	Increase for Fair Value of Awards Granted during the year that Vested during year	Increase/ deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	Increase/ deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	Deduction of Fair Value of Awards Granted Prior to year that were Forfeited or Modified during year	Dollar Value of Dividends or other Earnings Paid on Stock Awards prior to Vesting Date not otherwise included in Total Compensation	Total Adjustments
2024	$(218,861)	185,983	—	(802,783)	(457,216)	—	—	(855,156)
2023	$—	—	$—	$(349,825)	$655,825	$—	—	$306,000
2022	$(2,099,463)	$2,198,467	$143,733	$(399,666)	$201,670	$(735,000)	—	$(690,260)

(7)	Total shareholder return is calculated for each year based on a fixed investment of $100 from the beginning of the earliest year in the table (January 3, 2022) through the end of each applicable year in the table.

Pay Versus Performance Relationship Disclosures

Compensation Actually Paid and Net Loss

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net loss for the fiscal years ended December 31, 2024, 2023 and 2022.

Compensation Actually Paid and Cumulative Total Shareholder Return

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our cumulative total stockholder return for the fiscal years ended December 31, 2024, 2023 and 2022. Total stockholder return amounts reported in the graph assume an initial fixed investment of $100 on January 3, 2022.

Payments upon Termination or Change-In-Control

There are no termination or change in control agreements in place that would require payments other than standard 90-day severance and vesting provisions for executive officers in the event of termination other than for cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:

During the fiscal year ended December 31, 2024, none of our executive officers served on the Board of Directors or the Compensation Committee of any other company whose executive officers also serve on our Board of Directors or our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our Common Stock, based on information provided by the persons named below in publicly available filings, as of July 28, 2025:

●	each of our directors and executive officers;

●	all directors and executive officers of ours as a group; and

●	each person who is known by us to beneficially own more than five percent of the outstanding shares of our Common Stock

Unless otherwise indicated, the address of each beneficial owner is in care of Applied Energetics, 9070 South Rita Road, Suite 1500, Tucson, Arizona 85747. Unless otherwise indicated, the company believes that all persons named in the following table have sole voting and investment power with respect to all shares of common stock that they beneficially own.

For purposes of this table, a person is deemed to be the beneficial owner of the securities if that person has the right to acquire such securities within 60 days of July 28, 2025, upon the exercise of options or warrants. In determining the percentage ownership of the persons in the table below, we assumed in each case that the person exercised all options which are currently held by that person and which are exercisable within such 60-day period, but that options and warrants held by all other persons were not exercised, and based the percentage ownership on 218,952,389 shares outstanding on July 28, 2025.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned(1)
Bradford T. Adamczyk	7,105,081	(2)	3.2%
Christopher Donaghey	2,293,592	(3)	*
Gregory J. Quarles	6,834,545	(4)	3.1%
John E. Schultz Jr.	4,320,000	(5)	2.0%
Stephen W. McCahon	14,257,861	(6)	6.5%
Mary P. O’Hara	1,470,000	(7)	*
Kevin T. McFadden	12,100,000	(8)	5.5%
Michael J. Alber	100,000	(9)	*
Scott Andrews	1,298,775	(10)	*
All directors and executive officers as a group (8 persons)	37,679,854		17.2%

*	Less than one percent.
(1)	Computed based upon the total number of shares of common stock, restricted shares of common stock and shares of common stock underlying options or warrants held by that person that are exercisable within 60 days of the Record Date.

(2)	Based on information contained in a Form 4, filed with the SEC on July 17, 2025. Includes 1,563,599 shares held by Moriah Stone Global L.P., which is controlled by Mr. Adamczyk. Also includes 4,870,000 shares underlying options, 3,500,000 of which are held in the name of the Adamczyk Family 2021 LLC.

(3)	Based on information contained in a Form 4, filed with the SEC on July 16, 2025. Includes options to purchase an additional 1,000,000 shares of common stock which are subject to vesting upon the occurrence of certain milestones. Does not include options to purchase an additional 250,000 shares of common stock and Restricted Stock Units covering 100,000 shares of common stock, all of which are subject to timed vesting.

(4)	Based on information contained in Form 4, filed with the SEC on July 22, 2025. Includes options to purchase up to 4,880,000 shares of common stock, which are fully vested, and Restricted Stock Units covering 1,954,545 shares of common stock, which are subject to vesting upon the occurrence of certain milestones.

(5)	Based on information contained in a Form 4 filed with the SEC on May 30, 2023. Includes 500,000 shares held by Oak Tree Asset Management Ltd., which is controlled by Mr. Schultz, and 720,000 shares held by Mary Schultz, Mr. Schultz’s wife, in her IRA. Also includes 2,500,000 shares underlying options. 500,000 of Mr. Schultz’s shares are held in an IRA.

(6)	Based on information contained in a Form 4 filed with the SEC on August 5, 2024. Includes 1,435,000 shares underlying warrants.

(7)	Based on information contained in a Form 4, filed with the SEC on May 22, 2025. All such shares underlie options. Ms. O’Hara holds an additional 93,333 options which are subject to timed vesting.

(8)	Based on contained in Mr. McFadden’s Schedule 13G, filed with the SEC on September 29, 2020. Includes a warrant to purchase 125,000 shares of common stock. Mr. McFadden’s address is 21 Tow Path Lane South, Richmond, VA 23221.

(9)	Does not include 150,000 shares underlying options all of which are subject to timed vesting.

(10)	Does not include 250,000 shares underlying options all of which are subject to timed vesting.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table details information regarding our then-existing equity compensation plans as of December 31, 2024:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	24,695,434	$0.68	23,699,167
Equity compensation plans not approved by security holders	—	—	—
Total	24,695,434	$0.68	23,699,167

Effective November 12, 2018, the board of directors of Applied Energetics, Inc. adopted the 2018 Incentive Stock Plan. On October 30, 2019, the stockholders voted to approve and adopt the plan. The plan provides for the allocation and issuance of stock, restricted stock purchase offers and options (both incentive stock options and non-qualified stock options) to officers, directors, employees and consultants of the company. The board reserved a total of 50,000,000 for possible issuance under the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Transactions with Related Parties

Except as disclosed herein, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended December 31, 2023.

Contractual Relationships with Related Parties

Prior to entering into his Executive Employment Agreement to serve as our Chief Science Officer in May 2023, Dr. Stephen W. McCahon served as our Chief Scientist pursuant to a Consulting Agreement with SWM Consulting LLC of which he is the principal. For a description of this Consulting Agreement, see “Directors and Executive Officers — Agreements with Named Executives” above. See also, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” Dr. McCahon also holds in excess of 5% of our common stock.

On February 20, 2025, Applied Energetics made a $25,000 contribution to Silicon Valley Defense Group, a 501(c)(3) non-profit organization, where CEO Christopher Donaghey serves as an Executive Chairman of the Board of Directors. As its objective, SVDG “seeks to align and connect the people, capital, and ideas that will ensure allied democracies retain a durable techno-security advantage.”

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to company policy, all officers and directors of the company who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that supplies goods or services to Applied Energetics, are required to notify our Board of Directors, who will review the proposed transaction and take such action as it sees fit, including, if necessary, formal approval by the Board.

Pre-Approval Policies and Procedures

Consistent with the SEC requirements regarding auditor independence, our Board of Directors must pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Under the policy, the Board must approve non-audit services prior to the commencement of the specified service. Our independent registered public accounting firm, RBSM LLP, have verified to our Board that they have not performed, and will not perform any prohibited non-audit service.

OTHER MATTERS

The Company knows of no other matters to be submitted for a vote at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by over the Internet or by marking, signing, dating and returning your proxy card.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Under the Securities and Exchange Commission’s proxy rules, stockholder proposals that meet certain conditions may be included in our Proxy Statement and form of proxy for a particular annual meeting. Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Applied Energetics, Inc.’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2026 Annual Meeting of Stockholders, the Corporate Secretary of Applied Energetics, Inc. must receive the written proposal at our principal executive offices no later than May 15, 2026; provided, however, that in the event that we hold our 2026 Annual Meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2025 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 0-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Applied Energetics, Inc.
Attn: Corporate Secretary
9070 S Rita Road, Suite 1500
Tucson, AZ 85747

Our receipt of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in our proxy materials or its presentation at the 2026 Annual Meeting which depends on compliance with other requirements in the proxy rules.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: August 5, 2025	/s/ Mary P. O’Hara,
General Counsel, CLO and Secretary

APPENDIX A

APPLIED ENERGETICS, INC.

2025 EQUITY INCENTIVE PLAN

1. Purpose; Eligibility.

1.1 General Purpose. The name of this plan is the Applied Energetics, Inc. 2025 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Applied Energetics, Inc., a Delaware corporation (the “Company”), and any Affiliate to attract and retain quality Employees, Consultants and Directors and incentivize them to contribute to the Company’s near-term and long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; and (c) promote the Company’s overall business and financial success.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after receipt of such Awards.

1.3 Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.

2. Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cash Award” means an Award denominated in cash that is granted under Section 10 of the Plan.

“Cause” means:

With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

(a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) material violation of state or federal securities laws; or (v) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct.

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a) malfeasance in office;

(b) gross misconduct or neglect;

(c) false or fraudulent misrepresentation inducing the director’s appointment;

(d) willful conversion of corporate funds; or

(e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control”

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

(b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c) The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(d) The acquisition by any Person of Beneficial Ownership of 51% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(e) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Applied Energetics, Inc., a Delaware corporation, and any successor thereto.

“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Deferred Stock Units (DSUs)” has the meaning set forth in Section 8.1(b) hereof.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 17.12.

“Effective Date” shall mean the date as of which this Plan is adopted by the Company’s stockholders if such stockholder approval occurs before the first anniversary of the date the Plan is adopted by the Board.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Free Standing Rights” has the meaning set forth in Section 7.

“Good Reason” means, unless the applicable Award Agreement states otherwise:

(a) If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b) If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 9 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

“Performance Share Award” means any Award granted pursuant to Section 9 hereof.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this Applied Energetics 2025 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.

“Restricted Award” means any Award granted pursuant to Section 8.

“Restricted Period” has the meaning set forth in Section 8.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Substitute Award” has the meaning set forth in Section 4.6.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e) to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f) from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

(g) to determine the number of shares of Common Stock to be made subject to each Award;

(h) to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, stockholder approval shall be required before the repricing is effective.

3.2 Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3 Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4 Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Shares Subject to the Plan.

4.1 Subject to adjustment in accordance with Section 14, no more than Thirty-Five Million (35,000,000) shares of Common Stock plus the number of shares of Common Stock remaining available for grant under the 2018 Incentive Stock Plan shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2 Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3 Subject to adjustment in accordance with Section 14, no more than Thirty Million (30,000,000) shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4 Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.5 Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5. Eligibility.

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2 Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6. Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2 Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4 Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5 Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6 Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service (or thirty days in the event that Employee voluntarily terminates such Continuous Service) or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9 Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10 Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 6 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11 Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 6 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7. Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

7.1 Grant Requirements for Related Rights.  Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.2 Term The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

7.3 Vesting

Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

7.4 Exercise and Payment Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

7.5 Exercise Price The exercise price of a Free Standing Right shall be determined by the Committee. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1 are satisfied.

7.6 Reduction in the Underlying Option Shares Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

8. Restricted Awards A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

8.1 Restricted Stock and Restricted Stock Units

(a) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(b) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be deemed re-invested in additional Restricted Stock Units or Deferred Stock Units based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share.

8.2 Restrictions

(a) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b) Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(c) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

8.3 Restricted Period

With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

8.4 Delivery of Restricted Stock and Settlement of Restricted Stock Units Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.1(b) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

8.5 Stock Restrictions Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

9. Performance Share Awards Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

9.1 Earning Performance Share Awards The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

10. Other Equity-Based Awards and Cash Awards The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

11. Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

12. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

13. Miscellaneous.

13.1 Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

13.2 Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 14 hereof.

13.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

13.4 Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

13.5 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

14. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 14, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15. Effect of Change in Control.

15.1 Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a) In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 18-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

(b) With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

15.2 In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

15.3 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16. Amendment of the Plan and Awards.

16.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 14 relating to adjustments upon changes in Common Stock and Section 16.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

16.2 Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

16.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

16.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

16.5 Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

17. General Provisions.

17.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

17.2 Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

17.3 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.4 Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

17.5 Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

17.6 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

17.7 Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 14.

17.8 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

17.9 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

17.10 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

17.11 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.12 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

17.13 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

17.14 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

17.15 Expenses. The costs of administering the Plan shall be paid by the Company.

17.16 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

17.17 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

17.18 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

18. Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

19. Termination or Suspension of the Plan. The Plan shall terminate automatically on September 15, 2035. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

20. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of Applied Energetics, Inc. on ______________.

As approved by the stockholders of Applied Energetics, Inc. on _________________.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 4 AND 5 AND FOR "3 YEARS" FOR PROPOSAL 3.

1. Election of Directors Michael Alber (1 year) John Schultz (1 year) Gregory Quarles (1 year) Scott Andrews (2 years) Christopher Donaghey (2 years) Bradford Adamczyk (3 years) Mary O'Hara (3 years)	**FOR** all Nominees listed to the left ☐	**Withhold** authority to vote (**except** as marked to the contrary, vote for all nominees listed to the left) ☐	4. To approve and adopt the Company's 2025 Equity Incentive Plan	**YES** ☐	**NO** ☐	**ABSTAIN** ☐
(Instruction: To withhold authority for any nominee, strike through that nominee's name in the list above.)						
2. To approve, on an advisory basis, the compensation of the Company's named executive officers and directors	**YES** ☐ **NO** ☐	**ABSTAIN** ☐	5. To ratify the appointment of RBSM LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025	**YES** ☐	**NO** ☐	**ABSTAIN** ☐
3. To approve, on an advisory basis, the frequency with which the Company holds advisory votes regarding the compensation of the Company's named executive officers and directors	**3 Years** ☐ **2 Years** ☐	**1 Year** ☐ **ABSTAIN** ☐				

CONTROL NUMBER

Signature: ______________________ **Signature, if held jointly**__________________________ **Date** ______________

Note: Please sign exactly as name appears hereon. Where shares are held by joint owners, both should sign. When signing as attorney, executor, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

The 2025 Proxy Statement and the December 31, 2024 Annual Report on Form 10-K are available at: www.cstproxy.com/appliedenergetics/2025.

⇧ FOLD HERE -- DO NOT SEPARATE – INSERT IN ENVELOPE PROVIDED ⇧

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

APPLIED ENERGETICS, INC.

The undersigned appoints Lizeth Celaya and Stephen McCahon, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Applied Energetics, Inc. held of record by the undersigned at the close of business on July 21, 2025 at the Annual Meeting of Stockholders of Applied Energetics, Inc. to be held on September 15, 2025, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSALS 2-5 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREBY ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side.)